IMCOR Pharmaceutical Co. Announces Plans to Cease Public Reporting

SAN DIEGO, CALIFORNIA (May 14, 2007) - IMCOR Pharmaceutical Co. (Pink Sheets:  ICRP.PK), announced today that its Board of Directors has approved the filing of a Form 15 with the Securities and Exchange Commission (“SEC”) to suspend its obligation to continue to file reports under the Securities Exchange Act of 1934 (“Exchange Act”). The company decided to deregister its common stock as permitted under the Exchange Act in order to reduce the legal, accounting, consultant, printing and related costs of preparing and filing those reports. Filing the Form 15 immediately suspends the company’s obligations to file Exchange Act reports (such as Form 10-KSB, Form 10-QSB and Form 8-K). The SEC has 90 days in which to accept the Form 15.

The company’s common stock may continue to be quoted on the Pink Sheets even though the shares are no longer registered under the Exchange Act, but only to the extent market makers decide to make a market in the company’s stock. The company’s shares have been very thinly traded and there can be no assurances that market makers will quote the company’s shares or that any trading market will ever exist.

“We are pleased to announce this additional cost saving measure,” said Brian Gallagher, Chairman of the Board. “This will allow us to conserve resources as we continue to implement our restructuring plan and continue our efforts to maximize IMCOR’s value.” IMCOR is not currently developing its technologies or marketing or manufacturing products. Instead, the company has implemented a restructuring plan and expects to evaluate on an ongoing basis its alternatives to maximize value to the company, and its creditors and shareholders. IMCOR expects to consider as alternatives the possible sale or license of its remaining assets, a merger or other strategic transaction; however, to date efforts to complete such additional arrangements have not been successful.

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This press release contains forward-looking statements about the company’s future plans, expectations and objectives. Words such as “may,” “will,” “expects,” “anticipates,” “plans,” “believes,” “seeks,” “could,” and “estimate” and variations of these words and similar statements are intended to identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause the actual results to differ materially. Some of these risks are discussed in the company’s Form 10-KSB for the year ended December 31, 2006. Readers of this press release are cautioned not to place undue reliance on forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements to reflect changed events or circumstances after the date of this press release.